Exhibit 99.1

FOR IMMEDIATE RELEASE

STARZ REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Englewood, Colo. - May 9, 2013 — Starz (NASDAQ: STRZA, STRZB) today reported first quarter 2013 results.  Highlights include (1):

•                  Increased STARZ subscriptions by 7% and ENCORE subscriptions by 4% to 21.6 million and 35.1 million respectively

•                  56.7 million combined subscriptions; leads U.S. premium television category

•                  Premiered “Da Vinci’s Demons” to record original programming opening weekend viewership; renewed for second season

•                  Concluded “Spartacus” series to season high viewership; global hit series averaged approximately 6 million viewers per episode in the United States

•                  Greenlit New STARZ Original series “Fortitude” in co-production partnership with BSkyB’s Sky Atlantic for air in 2014

•                  Launched Android and new device support with new app store access for STARZ/ENCORE/MOVIEPLEX PLAY services with Barnes & Noble and Google

•                  Secured home video distribution agreement at Anchor Bay with AMC Networks for original programming from AMC, IFC and Sundance Channel

Chris Albrecht, Starz Chief Executive Officer said, “Starz delivered solid operational performance in the first quarter with record subscriber totals at STARZ and ENCORE.  We continue to execute our strategy to grow the STARZ Original series programming portfolio with quality dramatic series.  Coupled with the conclusion of “Spartacus” which aired on the same night, Starz had the biggest weekend viewing for an original series in the company’s history and we are happy to have renewed ‘Da Vinci’s Demons’ for a second season.  In addition, anticipation is building for ‘Magic City,’ ‘The White Queen,’ ‘Black Sails,’ and the recently greenlit ‘Fortitude’ which we will co-produce with BSkyB’s Sky Atlantic.  We are confident that over time our approach to original programming will deliver strong shareholder value.”

“Our TV Everywhere efforts continued to accelerate, with this week’s launch of new device support for PLAY on Android and other new platforms.  This is an important part of cementing our relationship with viewers, adding value for our distribution partners and growing our business in the near and long-term.”

Revenue decreased 1% to $399 million for the first quarter primarily attributable to Starz Networks as a result of the non-renewal of the Netflix agreement and the renewal of affiliation agreements with two distributors in the fourth quarter of 2012 on less favorable financial terms than the prior affiliation agreements (such agreements provide for annual contractual increases).  Starz Animation also contributed to the decrease in revenue due to fewer projects in production at the company’s Film Roman studio. These decreases in revenue were partially offset by an increase in revenue for Starz Distribution driven by the strong performance of the company’s original series “Spartacus” and various titles from The Weinstein Company LLC (“TWC”) and a decrease in inter-segment eliminations.

Adjusted OIBDA (2) decreased 8% to $117 million for the first quarter.  In addition to the decrease in revenue mentioned above, Adjusted OIBDA was impacted by higher sales of lower margin titles by Starz Distribution and a decrease in inter-segment eliminations as a result of fewer exhibitions of Overture Films’ titles on Starz Networks.

Operating income decreased 13% to $105 million for the first quarter.  The decrease was due to the decrease in Adjusted OIBDA discussed above combined with an increase in stock compensation expense.

Cash paid for investments in films and television programs decreased 7% to $58 million for the first quarter.  The decrease was primarily due to timing of payments for certain TWC titles partially offset by increased investment in original programming.  The company plans to make additional investments in original programming in the future.

Share Repurchases

From February 1, 2013 through April 30, 2013, 940,400 shares of Series A common stock (NASDAQ: STRZA) were purchased at an average cost per share of $21.51 for total cash consideration of $20.2 million.  Starz has approximately $378.7 million remaining under its current repurchase authorization.

FOOTNOTES

(1)         Starz CEO, Christopher Albrecht, will discuss these highlights and other matters during the Starz earnings conference call which will begin at 12:00 p.m. (ET) on May 9, 2013.  For information regarding how to access the call, please see “Important Notice” later in this document.

(2)         For a definition of Adjusted OIBDA and applicable reconciliation see Non-GAAP Financial Measures and Schedule 1 below.

NOTES

•                  Unless otherwise noted, the foregoing discussion compares financial information for the three months ended March 31, 2013 to the same period in 2012.

•                  In January 2013, Starz (formerly known as Liberty Media Corporation (“Old LMC”)) completed the spin off (the “LMC Spin-Off”) of its wholly-owned subsidiary Liberty Media Corporation (formerly known as Liberty Spinco, Inc. (“Liberty Media”)) in a tax-free manner through the distribution, by means of a dividend, of shares of Liberty Media’s common stock to holders of Old LMC common stock.  In this distribution, each holder of a share of Old LMC common stock received one share of the corresponding series of Liberty Media common stock.  Following the LMC Spin-Off, Starz retained the businesses of its wholly-owned subsidiary, Starz, LLC, and all other businesses, assets and liabilities of Old LMC are included in Liberty Media.  Unless the context otherwise requires, Old LMC is used when events or circumstances being described occurred prior to the LMC Spin-Off and Starz is used when events or circumstances being described occurred following the LMC Spin-Off.

•                  In accordance with GAAP, Liberty Media was determined to be the accounting successor to Old LMC for financial reporting purposes following the LMC Spin-Off due to the relative significance of Liberty Media to Starz (which is the legal spinnor) and the continued involvement of Old LMC’s senior management with Liberty Media following the LMC Spin-Off.  Accordingly, the historical financial statements of Old LMC prior to the LMC Spin-Off will continue to be the historical financial statements of Liberty Media and Starz’s historical financial information will be deemed to be the financial information of Starz, LLC.  The financial statements of Starz reflect Starz, LLC on a historical cost basis.  Starz, LLC is the only directly owned subsidiary of Starz which in turn owns either directly or indirectly various operating subsidiaries.  Starz is a holding company with no assets or liabilities of its own, other than offsetting tax receivables and payables, or operations other than those of Starz, LLC.  Accordingly, the financial position, results of operations, comprehensive income and cash flows of Starz and Starz, LLC are identical for periods prior to the LMC Spin-Off.

•                  In connection with the LMC Spin-Off, Starz, LLC distributed $1.8 billion in cash to Old LMC which was funded by a combination of cash on hand and $550.0 million of borrowings under Starz, LLC’s senior secured revolving credit facility.  The $1.8 billion was paid as follows: $100.0 million on July 9, 2012, $250.0 million on August 17, 2012, $50.0 million on September 4, 2012, $200.0 million on November 16, 2012 and $1.2 billion on January 10, 2013.  Such distributed cash was contributed to Liberty Media prior to the LMC Spin-Off. Additionally, in connection with the LMC Spin-Off, Starz, LLC distributed its Englewood, Colorado corporate office building and related building improvements to Old LMC (and Old LMC transferred such building and related improvements to Liberty Property Holdings, Inc. (“LPH”), a subsidiary of Liberty Media) and then leased back the use of such facilities from LPH. Following the LMC Spin-Off, Liberty Media and Starz operate independently, and neither have any stock ownership, beneficial or otherwise, in the other.

SUPPLEMENTAL INFORMATION

As a supplement to Starz’s consolidated statements of operations, to be included in its Form 10-Q, the following is a presentation of quarterly financial information and operating metrics for the periods indicated.

Please see definition of Adjusted OIBDA below and a discussion of why management believes the presentation of Adjusted OIBDA provides useful information for investors.  Schedule 1 to this press release provides a reconciliation of Adjusted OIBDA to operating income for the same periods, as determined under generally accepted accounting principles (“GAAP”).

QUARTERLY SUMMARY

(amounts in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Revenue	$405.0	$402.5	$401.0	$422.2	$399.3
Adjusted OIBDA	$126.8	$108.5	$108.1	$101.4	$116.5
Operating income	$120.0	$100.3	$99.5	$85.6	$104.9
Subscription units — STARZ	20.1	20.7	20.8	21.2	21.6
Subscription units — ENCORE	33.6	34.2	34.3	34.8	35.1

CASH AND DEBT

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	12/31/2012	3/31/2013
Cash	$749.8	$17.9

Debt:
Bank facility	$5.0	$235.0
5% senior notes	500.0	678.4
Transponder capital lease	34.8	33.8
Building capital lease	—	44.7
Total debt	$539.8	$991.9

Starz cash decreased $732 million and debt increased $452 million primarily as a result of the cash distribution to Old LMC and the capital lease resulting from the distribution of Starz, LLC’s corporate office building to Old LMC in connection with the LMC Spin-Off.

NON-GAAP FINANCIAL MEASURES

This press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, together with a reconciliation to operating income, as determined under GAAP.  We define Adjusted OIBDA as: revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses, and selling, general and administrative expenses. Our chief operating decision maker uses this measure of performance in conjunction with other measures to evaluate our operating segment’s performance and make decisions about allocating resources among our operating segments. We believe that Adjusted OIBDA is an important indicator of the operational strength and performance of our operating segments, including each operating segment’s ability to assist in servicing our debt and to fund investments in films and television programs. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between operating segments and identify strategies to improve performance. This measure of performance excludes stock compensation and depreciation and amortization that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, income before income taxes, net income, net cash provided by operating activities and other measures of financial performance prepared in accordance with GAAP.  Please see Schedule 1 below for applicable reconciliation.

SCHEDULE 1

The following table provides a reconciliation of Adjusted OIBDA for Starz to its operating income calculated in accordance with GAAP for the three months ended March 31, 2012, June 30, 2012, September 30, 2012, December 31, 2012 and March 31, 2013, respectively.

QUARTERLY SUMMARY

(amounts in millions)	1Q12	2Q12	3Q12	4Q12	1Q13
Adjusted OIBDA	$126.8	$108.5	$108.1	$101.4	$116.5
Stock compensation	(2.6)	(3.6)	(3.6)	(10.2)	(7.2)
Depreciation and amortization	(4.2)	(4.6)	(5.0)	(5.6)	(4.4)
Operating income	$120.0	$100.3	$99.5	$85.6	$104.9

Starz

Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$17,874	$749,774
Restricted cash	9,824	—
Trade accounts receivable, net of allowances of $30,198 and $35,045	258,208	241,415
Program rights, net	371,247	340,005
Deferred income taxes	4,846	990
Other current assets	48,134	44,727
Total current assets	710,133	1,376,911
Program rights	364,887	338,684
Investment in films and television programs, net	169,148	181,673
Property and equipment, net of accumulated depreciation of $96,421 and $110,882	92,363	96,280
Deferred income taxes	3,129	12,222
Goodwill	131,760	131,760
Other assets, net	40,881	38,520
Total assets	$1,512,301	$2,176,050

Liabilities and Equity
Current liabilities:
Current portion of debt	$4,718	$4,134
Trade accounts payable	4,546	6,162
Accrued liabilities	335,502	256,062
Due to affiliate	—	39,519
Deferred revenue	43,406	24,574
Total current liabilities	388,172	330,451
Debt	987,177	535,671
Other liabilities	7,664	7,784
Total liabilities	1,383,013	873,906
Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; no shares issued	—	—
Series A Liberty Capital common stock, $.01 par value. Authorized 2,000,000,000 shares; issued and outstanding 111,903,059 and 111,722,828 shares at March 31, 2013 and the LMC Spin-Off, respectively	1,119	—
Series B Liberty Capital common stock, $.01 par value. Authorized 75,000,000 shares; issued and outstanding 9,882,238 shares at March 31, 2013 and the LMC Spin-Off	99	—
Additional paid-in capital	576,873	—
Accumulated other comprehensive loss, net of taxes	(4,397)	—
Accumulated deficit	(434,977)	—
Member’s interest	—	1,311,951
Total stockholders’ equity	138,717	1,311,951
Noncontrolling interests in subsidiaries	(9,429)	(9,807)
Total equity	129,288	1,302,144
Commitments and contingencies
Total liabilities and equity	$1,512,301	$2,176,050

Starz

Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Programming networks and other services	$349,488	$367,251
Home video net sales	49,829	37,713
Total revenue	399,317	404,964

Costs and expenses:
Programming costs (including amortization)	145,971	160,949
Production and acquisition costs (including amortization)	39,790	36,076
Home video cost of sales	15,121	10,560
Operating expenses	12,685	13,422
Selling, general and administrative	69,220	57,117
Stock compensation	7,254	2,582
Depreciation and amortization	4,416	4,255
Total costs and expenses	294,457	284,961

Operating income	104,860	120,003

Other income (expense):
Interest expense, net of amounts capitalized	(10,228)	(4,881)
Other income (expense), net	(1,485)	4,265
Income before income taxes	93,147	119,387

Income tax expense	(34,944)	(40,192)

Net income	58,203	79,195

Net income attributable to noncontrolling interests	(338)	(1,413)

Net income attributable to stockholders	$57,865	$77,782

Basic net income per common share	$0.48	$0.65
Diluted net income per common share	$0.47	$0.65
Weighted average number of common shares outstanding:
Basic	119,924	119,996
Diluted	124,306	120,091

Starz

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Operating activities:
Net income	$58,203	$79,195
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,416	4,255
Amortization of program rights	135,506	150,347
Program rights payments	(109,225)	(153,109)
Amortization of investment in films and television programs	27,399	29,132
Investment in films and television programs	(58,010)	(62,638)
Stock compensation	7,254	2,582
Payments of long term incentive plan	(2,360)	(27,478)
Deferred income taxes	17,868	9,561
Other non-cash items	(2,555)	(10,273)
Changes in assets and liabilities:
Current and other assets	(27,804)	438
Due to affiliate	(39,519)	(23,941)
Payables and other liabilities	55,580	(21,777)
Net cash provided by (used in) operating activities	66,753	(23,706)

Investing activities – purchases of property and equipment	(663)	(506)

Financing activities:
Borrowings of debt	923,500	—
Payments of debt	(516,121)	(1,011)
Debt issuance costs	(2,139)	(381)
Distributions to Old LMC	(1,200,000)	—
Repurchases of common stock	(2,868)	—
Minimum withholding of taxes related to stock compensation	(747)	—
Excess tax benefit from stock compensation	419	—
Settlement of derivative instruments	—	3
Net cash used in financing activities	(797,956)	(1,389)

Effect of exchange rate changes on cash and cash equivalents	(34)	89

Net decrease in cash and cash equivalents	(731,900)	(25,512)
Cash and cash equivalents:
Beginning of period	749,774	1,099,887
End of period	$17,874	$1,074,375

IMPORTANT NOTICE

•                  Starz (NASDAQ: STRZA, STRZB) CEO, Chris Albrecht will discuss Starz’s financial performance, and may discuss future opportunities in a conference call which will begin at 12:00 p.m. (ET) on May 9, 2013.  The call can be accessed by dialing (888) 389-5987 or (719) 325-2168 at least 10 minutes prior to the start time.  Replays of the conference call can be accessed through 6:00 p.m. (ET) on May 16, 2013, by dialing (888) 203-1112 or (719) 457-0820 plus the pass code 5933244#.  The call will also be broadcast live via the Internet and archived on our website.  To access the webcast go to http://ir.starz.com/events.cfm.  Links to this press release will also be available on the Starz website.

•                  This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial prospects, new service and product launches including original content programming, new distribution platforms for our programming, the continuation of our stock repurchase plans and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of new products or services, competitive issues, regulatory matters affecting our businesses, continued access to capital on terms acceptable to Starz and changes in law and market conditions conducive to stock repurchases. These forward-looking statements speak only as of the date of this press release, and Starz expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Starz’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Starz, including the most recent Forms 10-K and 10-Q, for additional information about Starz and about the risks and uncertainties related to Starz’s business which may affect the statements made in this press release.

About Starz

Starz (NASDAQ: STRZA, STRZB) is a leading integrated global media and entertainment company with operating units that provide premium subscription video programming on domestic U.S. pay television channels (Starz Networks), global content distribution (Starz Distribution) and animated television and movie production (Starz Animation), www.starz.com.

Starz Networks is a leading provider of premium subscription video programming through the flagship STARZ® and ENCORE® pay TV networks which showcase premium original programming and movies to U.S. multichannel video distributors, including cable operators, satellite television providers, and telecommunications companies.  As of March 31, 2013, STARZ and ENCORE serve a combined 56.7 million subscribers, including 21.6 million at STARZ, and 35.1 million at ENCORE, making them the largest pair of premium flagship channels in the U.S.  STARZ® and ENCORE®, along with Starz Networks’ third network MOVIEPLEX®, air over 1,000 movies monthly across 17 linear networks, complemented by On Demand and authenticated online offerings through STARZ PLAY, ENCORE PLAY, and MOVIEPLEX PLAY. Starz Distribution develops, produces and acquires entertainment content, distributing it to consumers globally on DVD, digital formats and traditional television.  Starz Distribution’s home video, digital media and worldwide distribution business units distribute original programming content produced by Starz, as well as entertainment content for itself and third parties.  Starz Animation produces animated TV and movie content for studios, networks, distributors and audiences worldwide.

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Contacts:

Courtnee Ulrich	Theano Apostolou
Investor Relations	Corporate Communications
(720) 875-5420	(424) 204-4052
courtnee.ulrich@starz.com	theano@starz.com